Exhibit 23.1

Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement of Universal Heights, Inc. ("Company") on Form S-8 of our report dated March 6, 1998, on our audits of the financial statements of the Company for the eight months ended December 31, 1997 and for the year ended April 30, 1997, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.




                            /s/ Millward & Co. CPAS
                            -----------------------
                            Millward & Co. CPAs



May 7, 1999